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                                                                    Exhibit 23.2


                  [LETTERHEAD OF MULLIMAN & ROBERTSON, INC.]

                          MILLIMAN & ROBERTSON, INC.
                           Actuaries and Consultants
                       Internationally Woodrow Milliman

                                                                March 19, 1999

        RE: STANCORP FINANCIAL GROUP, INC.


                     CONSENT OF MILLIMAN & ROBERTSON, INC.


We consent to the use in this Registration Statement of Mr. McCarthy's opinion letter as Annex A to the Prospectus and to the references made to Mr. McCarthy, to such letter and to Milliman & Robertson, Inc., under the following captions in the Prospectus:

THE DEMUTUALIZATION: Payment of Consideration to Eligible
                       Members
                     Closed Block Assets and Liabilities

EXPERTS

                     Milliman & Robertson, Inc.

                     By: /s/ Daniel J. McCarthy
                         --------------------------------
                         Daniel J. McCarthy, Principal
                         New York, New York
                         March 19, 1999